UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.    Entry into a Material Definitive Agreement

Securities Purchase Agreement
On January 9, 2023, Lifecore Biomedical, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (each a “Purchaser” and collectively the “Purchasers”). Pursuant to the Purchase Agreement, the Company issued and sold an aggregate of 38,750 shares (the “Preferred Shares”) of the Series A Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), to the Purchasers for an aggregate purchase price of $38.75 million. The closing of the purchase and sale occurred simultaneously with signing the Purchase Agreement on January 9, 2023 (the “Closing Date”).
The Company will use the proceeds from the sale of the Preferred Shares for working capital, capital expenditures, repayment of the Company’s indebtedness and general corporate purposes.
The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers.
Purchaser Directors
For so long as 30% of the Preferred Shares remain outstanding, the holders of the Preferred Shares, voting separately as a class, will have the right to nominate two members to the Board of Directors (the “Board”) of the Company (the “Series A Director Right”).
Purchase Rights
If, after the date of the Purchase Agreement and until the date that the Purchasers hold, in the aggregate, less than 30% of the Preferred Shares, the Company intends to issue new equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), then the Company shall notify the Purchasers and the Purchasers shall have certain rights to participate in such offering, subject to certain exceptions.
Designation of Preferred Stock
Each share of Convertible Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations of the Series A Preferred Stock filed by the Company with the Delaware Secretary of State on January 9, 2023 (the “Certificate of Designations”).
The Convertible Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends, distributions and payments on liquidation, winding-up and dissolution.
Upon a liquidation, dissolution, winding up or change of control of the Company, each share of Convertible Preferred Stock will be entitled to receive an amount per share of Convertible Preferred Stock equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Convertible Preferred Stock had been converted into Common Stock immediately prior to such liquidation event.
The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.
Upon certain bankruptcy events, the Company is required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.
Each Holder will have the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $7.00 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of Common Stock or convertible securities by the Company for less than the Conversion Price. Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules (the “Stockholder Approval”), no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that is equal to 19.99% of the amount of Common Stock of the Company outstanding as of the Closing Date (the “Exchange Limit”). Additionally, subject to certain exceptions and waiver by each Holder, the Company will not issue any shares of Common Stock to any respective Holder to the extent that such issuance of Common Stock would result in such Holder beneficially owning in excess of 9.99% of the then-outstanding Common Stock (together with the Exchange Limit, the “Conversion Limits”).
Subject to certain conditions, the Company may from time to time, at its option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the Common Stock was at least 150% of the conversion price. The Company may not exercise its right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.
The Holders are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Conversion Limits.
Additionally, for so long as 30% of the Preferred Shares remain outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of the Company’s Certificate of Incorporation or Bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Series A Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of capital stock of the Company unless such class or series rank junior to the Series A Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any Common Stock or other Junior Stock (as defined in the Certificate of Designations”), other than purchases of equity securities of the Company upon the termination of an employee of the Company or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by the Company (or any of its subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of the Company’s total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of the Company’s (or any of its subsidiaries’) properties or assets.
Registration Rights Agreement
On January 9, 2023, in connection with the Purchase Agreement, the Company and the Purchasers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchasers certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.
The foregoing descriptions of the Purchase Agreement, Certificate of Designations and Registration Rights Agreement, including the transactions contemplated thereby and the terms of the Convertible Preferred Stock, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement, Certificate of Designations and Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 3.1 and 10.2, respectively, and incorporated herein by reference.
Amendment to Credit Agreements
On January 9, 2023, the Company, Curation Foods, Inc. (“Curation”) and Lifecore Biomedical Operating Company, Inc. (f/k/a Lifecore Biomedical, Inc.) (“Lifecore OpCo” and, together with the Company and Curation, the “Borrowers”) and certain of the Company’s other subsidiaries, as guarantors, entered into (i) a Limited Waiver and Fourth Amendment (the “Term Loan Amendment”) to that certain Credit and Guaranty Agreement, dated December 31, 2020 (the “Term Loan Credit Agreement”), with Goldman Sachs Specialty Lending Group, L.P. (“Goldman Sachs”), as lender, administrative agent and collateral agent, and certain affiliates of Guggenheim Credit Services, LLC (“Guggenheim”), as lenders, and (ii) a Limited Waiver and Fourth Amendment (the “Revolving Loan Amendment” and, together with the Term Loan Amendment, the “Amendments”) to that certain Credit Agreement, dated December 31, 2020 (the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”), with BMO Harris Bank N.A. (“BMO”) as lender and administrative agent.
Limited Waiver
Each Amendment provides for the waiver of certain past financial covenant defaults and matters related to the potential restatement of certain historical financial statements under the Credit Agreements.
Reduction in Commitments under Revolving Credit Agreement
The Revolving Loan Amendment reduces the maximum amount available under the Revolving Credit Agreement to up to the lesser of (i) $60.0 million (subject to further reduction upon the sale of certain assets and 100% of the Equity Interests of each of Procesdora Tanok, S. de R. L. de C. V. and Tanokatan, S. de R. L. de C. V.), less a reserve for certain secured credit products, if any, and (ii) a borrowing base as calculated under the Revolving Credit Agreement (which, pursuant to the Revolving Loan Amendment, was modified to (i) limit the inclusion of inventory located outside of the United States or Canada in the calculation of eligible inventory and (ii) include a further temporary reduction of the borrowing base by an additional $1.0 million until January 31, 2023).
Interest Rates and Amortization
The Term Loan Amendment increased the applicable margin payable in respect of borrowings under the Term Loan Credit Agreement by 2.0% per annum. Such increased applicable margin is “payable-in-kind” in lieu of in cash, by capitalizing such interest and adding it to the outstanding principal amount of the applicable term loans on the applicable interest payment date. Furthermore, the Term Loan Amendment provides that the first amortization payment in respect of term loans outstanding under the Term Loan Credit Agreement will not be required until the fiscal quarter ending on or about February 28, 2025, at which time amortization payments will be due and payable in the same amount and at the same times as provided in the Term Loan Credit Agreement, prior to giving effect to the Term Loan Amendment.

The Revolving Loan Amendment provides that interest under the Revolving Credit Agreement will accrue, at the option of the Company, at an interest rate of (x) adjusted Term SOFR (subject to a floor of 0 basis points) plus between 200 and 250 basis points or (y) base rate (subject to a floor of 100 basis points) plus between 100 and 150 basis points, in each case, based upon average availability under the Revolver Credit Agreement.
Financial Covenants
The Term Loan Amendment modified (i) the minimum fixed charge coverage ratio financial covenant under the Term Loan Credit Agreement to (x) provide that such covenant not be tested until the fiscal quarter ending on or about May 30, 2023 and (y) require a minimum fixed charge coverage ratio of at least 0.75 to 1.00 for the fiscal quarter ending on or about May 30, 2023, increasing incrementally thereafter to at least 1.20 to 1.00 on and after November 30, 2024, (ii) the maximum leverage ratio financial covenant under the Term Loan Credit Agreement to (x) provide that such covenant not be tested until the fiscal quarter ending on or about May 30, 2023 and (y) require a maximum leverage ratio of no greater than 8.00 to 1.00 for the fiscal quarter ending on or about May 30, 2023, decreasing incrementally thereafter to 5.25 to 1.00 on and after May 30, 2025 and (iii) the minimum liquidity financial covenant under the Term Loan Credit Agreement to require minimum liquidity of at least $1.0 million at all times until May 30, 2023, increasing to $7.5 million at all times from and after June 1, 2023.
Other Modifications
Each Amendment provides for certain additional covenants, including, (i) limitations on the Company’s use of proceeds received in connection with the Purchase Agreement, (ii) a requirement that the Company (x) deliver certain reports and additional reporting information including 13-week budgets and cash flow forecasts and (y) retain a professional advisor to analyze and assist with certain matters, in each case, until certain conditions are met, (iii) a requirement that the Company host certain lender calls and (iv) limitations on the Company’s and its subsidiaries’ ability to make investments in, and restricted payments and dispositions to, Curation and its subsidiaries.
The foregoing descriptions of the Term Loan Amendment and Revolving Loan Amendment, including the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Term Loan Amendment and Revolving Loan Amendment, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) under the heading “Amendment to Credit Agreements” is incorporated by reference into this Item 2.03.
Item 3.02.    Unregistered Sales of Equity Securities
The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.
The offer and sale of the Preferred Shares was made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof.
Item 3.03.    Material Modification to Rights of Security Holders
The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the Series A Director Right and effective as of the Closing Date, the Board appointed Nat Calloway, 40, to the Board as a new Class 2 director, and Christopher Kiper, 52, as a Class 1 Director. Dr. Calloway’s term as director will expire at the 2023 annual meeting of stockholders or until his successor is elected and qualified or his earlier resignation, disqualification, retirement, removal or death. Mr. Kiper’s term as director will expire at the 2024 annual meeting of stockholders or until his successor is elected and qualified or his earlier resignation, disqualification, retirement, removal or death.
Dr. Calloway is an analyst and partner at 22NW, LP, a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, where he has been employed since June 2021. Since October 2022, Dr. Calloway has served on the board of directors of Anebulo Pharmaceuticals, Inc., a publicly traded clinical-stage biotechnology company developing solutions for people suffering from acute cannabinoid intoxication and substance addiction. Prior to joining 22NW, LP, Dr. Calloway served in a variety of roles in healthcare research at Edison Group from December 2015 to June 2021, including as Associate Director of Healthcare Research from June 2018 to June 2021. Dr. Calloway has a Ph.D. in Chemistry and Chemical Biology from Cornell University, a Masters of Science in Chemistry from Columbia, and completed a post-doctoral study in neuroscience at Weill Cornell Medical School. He has 10 scientific publications in the areas of physical chemistry, biochemistry and neuroscience.
Mr. Kiper has served as a Co-Founder, Managing Director and the Chief Investment Officer of Legion Partners Asset Management, LLC (“Legion”), an investment fund focused on accumulating large ownership stakes in undervalued U.S. small-cap companies, since April 2012 and at Legion’s predecessor entities from January 2010 to April 2012. Prior to co-founding Legion, Mr. Kiper served as Vice President at Shamrock Capital Advisors, the alternative investment vehicle of the Disney family, where he served as Portfolio

Manager of the Shamrock Activist Value Fund, a concentrated, long-only, activist fund, from April 2007 until January 2010. Before that, Mr. Kiper founded and operated the Ridgestone Small Cap Value Fund, a small-cap targeted activist fund in association with the Ridgestone Corporation, an investment firm, from June 2000 to April 2007. From 1998 to 2000, Mr. Kiper served as the Director of Financial Planning at Global Crossing Ltd., a telecommunications company that provided computer networking services. Mr. Kiper began his career as an Auditor at Ernst & Young Global Limited, an international tax, consulting and advisory service, from 1994 to 1997. Mr. Kiper received a B.S.B.A in Accounting from the University of Nebraska in 1993.
As a non-employee director, Dr. Calloway and Mr. Kiper will receive compensation similar to the Company’s other non-employee directors. Upon the effective date of his appointment to the Board, Dr. Calloway and Mr. Kiper each received a pro-rated annual equity grant in the form of restricted stock units with a value equal to the pro-rated portion of the $90,000 annual equity award value, with the number of restricted stock units calculated based on the fair market value on the date of grant. The restricted stock units will vest on the first anniversary of the grant date, subject to Dr. Calloway and Mr. Kiper’s continued service, respectively. In addition, Dr. Calloway and Mr. Kiper will receive the standard fees paid by the Company to all of its non-employee directors for service on the Board and on any Board committees, including an annual cash retainer in the amount of $50,000 for service on the Board.
In addition, the Company will enter into an indemnification agreements with Dr. Calloway and Mr. Kiper on the form previously approved by the Board and entered into with the Company’s other directors.
Other than pursuant to the Series A Director Right, there is no arrangement or understanding between Dr. Calloway or Mr. Kiper and any other person pursuant to which such individuals were appointed as directors of the Company, and there are no family relationships between Dr. Calloway or Mr. Kiper and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Calloway or Mr. Kiper has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information in Item 1.01 under the heading “Designation of Preferred Stock” in item 1.01 above is incorporated into this Item 5.03 by reference.
Item 7.01.    Regulation FD Disclosure
A copy of the press release announcing the Company’s execution of the Purchase Agreement and other matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Lifecore Biomedical, Inc., dated January 9, 2023.
10.1	Securities Purchase Agreement, dated January 9, 2023, by and between Lifecore Biomedical, Inc. and the purchasers named therein.
10.2	Registration Rights Agreement, dated January 9, 2023, by and between Lifecore Biomedical, Inc. and the other parties thereto.
10.3	Term Loan Amendment, dated January 9, 2023.
10.4	Revolving Loan Amendment, dated January 9, 2023.
99.1	Press Release, dated January 9, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 9, 2023

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg Chief Financial Officer